Exhibit 10.5

Sales Agreement of Baoding Huida Medicine Co, Ltd.

Supplier: Baoding Huida Medicine Co., Ltd.
Purchaser: Tianjin Boai Leechdom Technique Co., Ltd.

				Unit
Article	Specification	Unit	Quantity	Price	Amount	Note
Entire					20,000,000
Varieties

Total Amount: RMB Two Hundred Million					¥20,000,000

1. Place of Delivery: Warehouse of the Acquirer
2. Freight Payer: the Supplier
3. Quality Requirements: Should Comply with Relevant National Standards
4. Settlement Form: a√. Banks Draft; b. Wire Transfer; c. Bank Acceptance; d. Cash
5. Time for Payment: Reconsideration
6. Contract Dispute: If any dispute occurs, the Supplier and the Acquire should resolve the dispute through consultation, when no results come to the end, the dispute would be applied to a arbitral authority in the Supplier’s area for arbitration.
7. The Agreement shall be kept by both the Supplier and the Acquirer for ___ pieces. It would be effective immediately by signatures and seals after legal identities of the entrusted agents are confirmed by the Parties. The attachments to this agreement are legally of equal effect as this origin agreement.YY

Supplier (Seal):	Purchaser (Seal):
Special Contract Seal of Baoding Huida Medicine Co., Ltd.	Special Contract Seal of Tianjin Boai Leechdom Technique Co., Ltd.

Company Name:	Company Name:
Baoding Huida Medicine Co., Ltd.

Company Address:	Company Address:
Houying No. 2362, Great Wall North Street, Baoding

Legal Representative:	Legal Representative:

Entrusted Agent:	Entrusted Agent:

Telephone: 0312-5970086	Telephone:

Opening Bank:	Opening Bank:
Bank of China, Beicheng Subbranch
Account No.: 37417872908091001	Account No.:
Tax No.: 13060379419984X	Tax No.:
Post Code: 071000	Post Code:

Date of the Agreement: Jan. 7, 2010